Exhibit 10.5.4

TO:	Tim O’Neil
CFO
LOUD Technologies Inc.

From:	Martin J. Coloson Jr.
First Vice President
Wachovia Capital Finance

Date:	May 11th, 2005

Subject:	US Bank Interest payment for April 2005

We understand that LOUD Technologies did not meet the Minimum Excess Availability test as defined in the Second Amended and Restated Subordinated Credit Agreement between US Bank and LOUD Technologies.  Specifically, LOUD’s minimum availability was below the $2,000,000 minimum requirement on April 27, 2005.  LOUD is not required to make a cash interest payment to US Bank for the month of April 2005, due to the Minimum Excess Availability limitation.

LOUD Technologies wishes to avoid the default interest rate US Bank is permitted to charge for failure to make the April 2005 interest payment.  Therefore, LOUD seeks consent from Wachovia Capital Finance for LOUD to make the April monthly interest payment to US Bank.

Wachovia Capital Finance agrees to permit LOUD Technologies to make the April interest payment.

Wachovia Capital Finance is only agreeing to this waiver for the month of April 2005.

Approved by:

/s/ Martin J. Coloson Jr.
Martin J. Coloson Jr.
Wachovia Capital Finance